ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 1 | Page

Maria Thank you all for joining us today. This call is being recorded and webcast live and may be accessed for one year via the A10 Networks website, www.a10networks.com. Members of A10's management team joining me today are, Lee Chen, Founder & CEO; Chris White, EVP of worldwide sales; and Tom Constantino, CFO. Before we begin, I would like to remind you that shortly after the market closed today, A10 Networks issued a press release announcing its first quarter 2019 financial results. Additionally, A10 published a presentation along with its prepared comments for this call and supplemental trended financial statements. You may access the press release, presentation with prepared comments, and trended financial statements on the investor relations section of the company’s website www.a10networks.com. ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 2 | Page

During the course of today’s call, management will make forward-looking statements, including statements regarding our projections for our future operating results, the capabilities of our sales team, our expectations regarding future opportunities and our ability to execute on those opportunities, our commitment to innovation and bringing new solutions to market, our expectations for future revenue and market growth, the development and performance of our products, our current and future strategies, our beliefs relating to our competitive advantages, our expectations with respect to the 5G market, responses to new security threats, our partnerships with key technology providers and sales partnerships, our ability to penetrate certain markets, anticipated customer benefits from use of our products, the refining of our marketing engine, improvements in productivity, our priorities relating to 5G, growth in our security solutions, expected product launches and adoption of recent new product or software releases, the general growth of our business, and our ability to incrementally grow operating margin annually and timeline to achieve our target operating margin. These statements are based on current expectations and beliefs as of today, April 25th, 2019. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control that could cause actual results to differ materially and you should not rely on them as predictions of future events. A10 disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. For a more detailed description of these risks and uncertainties, please refer to our most recent 10-K. ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 3 | Page

Please note that with the exception of revenue, financial measures discussed today are on a non-GAAP basis and have been adjusted to exclude certain charges. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. A reconciliation between GAAP and non-GAAP measures can be found in the press release issued today and on the trended quarterly financial statements posted on the company’s website. We will provide our current expectations for the second quarter of 2019 on a non-GAAP basis. However, we are unable to make available a reconciliation of non-GAAP guidance measures to corresponding GAAP measures on a forward-looking basis due to high variability and low visibility with respect to the charges, which are excluded from these non-GAAP measures. Now I would like to turn the call over to Lee Chen, Founder and CEO of A10 Networks. ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 4 | Page

Lee Chen, Founder & CEO Thank you, Maria and thank you all for joining us today. We have decided to change the format of our call to include Chris White, our EVP of worldwide sales. I will provide a few comments on the quarter, our progress on the major initiatives and product innovations. Chris will then discuss our markets, customer wins and go-to-market transformation and Tom will provide the details of our financial performance and outlook for Q2. We hope you find our new approach informative. Moving to our results. In the first quarter, we continued to make progress on our initiatives in security, 5G and multi-cloud. We delivered revenue of 50.3 million dollars, non-GAAP gross margin of 76.3 percent, and delivered a non-GAAP loss per share of 9 cents. ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 5 | Page

High-performance Security Solutions
Ease-of-use
CFW
SSLi
TPS
Carrier Class Firewall
Application Firewall
Secure Web Gateway
URL Filtering
Traffic Steering
Integrated Security
SSL Decryption/Encryption
Third-party Security Solutions Integration
Multi-Vector DDoS Protection
6
A10

Q1 is traditionally a seasonal quarter for us and while our year-over-year revenue growth was modest, there are several points I would like to highlight that we believe demonstrate our growing momentum in security, 5G and multi-cloud.

First, we continue to see strength in security with both new and existing customers. Security product revenue grew 22 percent year-over-year to 34 percent of product revenue, led by our Thunder CFW solution that integrates carrier firewall, data center firewall, secure web gateway, IPSec site-to-site VPN, integrated DDoS protection, SSL visibility, application visibility and traffic steering capabilities.

We have been investing in security and believe we are building momentum and recognition in the market with our highly scalable and intelligent automated software-based security solutions. In Q1, this included winning two Cyber defense Magazine Infosec awards for our 5G security and DDOS protection solutions. Additionally, A10 was top-ranked in terms of market share for SSL visibility in Japan by ITR Corporation, which is the largest Japanese-based IT research and advisory firm.

ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 6 | Page

A10: Well-Positioned in 5G
A10's proven strength in hyper-scalability, low latency, security and CGN consolidation, and AI-driven automation
Strong anti-DDoS attack solutions and integrated security and CGN analytics platform
High-end hardware and SDN/NFV/container solutions
Strong presence with global service providers
Partners are important. Ericsson & NEC are strong partners
5G
Scale, performance, low latency, security, extreme reliability and automation
A10

Second, is 5G, which we believe is an exciting market opportunity for our security solutions. Our stronghold in the service provider segment and the high-performance and scalability of our solutions position us extremely well to meet the evolving security and performance needs of our 5G customers. One of our goals for 2019 is to grow our 5G design wins with leading mobile carriers globally. In Q1, we secured a new 5G design win with another top mobile provider in Korea, which builds on A10's five design wins from 2018. This customer selected our flagship Thunder CFW 5G appliance with Harmony Controller. Of the three vendors invited to participate in the proof of concept, A10's solution was the only one that passed completely and successfully with zero packet loss. Korea is a pioneer in 5G commercial deployments and new use cases, and I am thrilled that A10 has secured design wins with the three largest providers in the country. In fact, earlier this month, we helped the largest provider in Korea launch the first 5G commercial wireless network. We believe our wins with these industry leaders will bode well for A10 in the future as other providers around the world look to ready and secure their networks for 5G.

ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 7 | Page

The energy level at Mobile World Congress was undeniable this year as a number of operators announced their 5G launch plans for 2019, the pioneers unveiled new use cases and several manufacturers announced 5G handsets. Another noteworthy development this year at MWC, was security emerging as top-of-mind in operators’ keynotes and presentations. At the show we had productive discussions with many service providers and partners about their security challenges of 5G. With our portfolio of high-performance and automation driven 5G Gi/SGi-firewall, GTP firewall, DNS firewall and integrated DDoS protection at hyperscale, A10 plans to be with them to help customers strengthen their 5G security posture. ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 8 | Page

Third, in Multi-Cloud, we made good progress with new wins with service provider, government and financial services customers during the quarter. Harmony Controller is one of our growing number of products offered on a subscription basis and is driving our software subscription revenue. While our subscription revenue remains small, it is growing rapidly, and we were pleased to see the number of Harmony Controller wins increase, which included some of our marquee wins this quarter. ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 8 | Page

HYPERSCALE FLEXIBLE SOLUTIONS
Secure Application Services
Thunder TPS
DDoS Protection
Thunder SSLi
SSL Visibility
Thunder CFW
Converged Firewall
Thunder ADC
App Delivery Controller
Thunder CGN
IPv4 Preservation
SECURITY
APPLICATION DELIVERY
Platform
Advanced Core Operating System (ACOS)
SECURITY
5G
CLOUD
10
A10

On the product front, we continue to innovate and pioneer new solutions, and we have a robust Thunder TPS roadmap this year. Over the past quarter we released a number of enhancements to our product portfolio. In March, we announced a new capacity enhancement to our Thunder TPS that now provides the highest performing DDoS defense appliance on the market. The added capacity will enable service providers, cloud and online gaming providers to build profitable DDoS mitigation services and expand their service offerings while defending their networks and subscribers. With the proliferation of connected devices, expanding bandwidth and new application services driven by 5G networks, the size and intensity of DDoS attacks will increase exponentially. We believe the performance and automation available with our Thunder TPS delivers effective protection against this new and evolving attack landscape.

In the quarter we also forged ahead in our efforts to drive further product innovation that supports the commercial roll-out of 5G networks and began shipping our industry-leading virtual Thunder CFW 100 Gbps, a solution with the fastest throughput available in the market. This solution has already been adopted by a major telco provider in the Middle East for its 5G environment. We believe this new A10 solution will be critical to helping customers transition to an agile, scalable and software-defined network function virtualization infrastructure (NFVi) required for the commercial roll-out of 5G networks.

ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 10 | Page

Overall, we continue to make progress on our top priorities for 2019, which include driving growth and innovation in security, 5G and multi-cloud. We remain on track to grow our security product revenue to be 40 to 45 percent of total 2019 product revenue and deliver total revenue growth in the back-half of the year. With that, I will turn the call over to Chris. ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 11 | Page

Chris White, EVP of worldwide sales Thank you, Lee. In looking at the dynamics within the quarter, the demand environment remained consistent, however it was more back-end oriented than expected. Our win rate remained high and we had ongoing strength within service provider and enterprise customers. Our continued success with these customers is based on growing demand for our security, 5G and multi-cloud solutions. Business with our Web Giant customers tend to be large and can fluctuate from quarter to quarter. We saw the downside of that dynamic play out in Q1 and expect it to continue to be a headwind in Q2 given the tough year-over-year compare where we had a cloud customer contribute to 20 percent of revenue in Q2 of 2018. From a geographic standpoint, we were pleased with our performance in our Asia Pacific theatre that excludes Japan, where we delivered double-digit year-over-year growth for the fourth consecutive quarter, and Latin America, where we delivered triple-digit growth. Korea was also strong during the quarter. As Lee mentioned, 5G is quickly gaining momentum in Korea and we believe we have an early foothold in this market with design wins with three of the largest providers in the country. Approximately 85,000 5G base stations have been deployed in South Korea alone, and the region is fast becoming the pioneer in 5G use cases and commercial deployments. We believe our stronghold in the service provider segment and the high-performance and scalability of our solutions position us extremely well to meet the evolving security and performance needs of our 5G customers. ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 12 | Page

Moving to our go-to-market. In the quarter we continued to execute on our transformation plan and make progress. As we discussed previously, at the start of the year, we implemented several changes designed to incentivize the sales team to drive new product sales with both new and existing accounts. We expect these changes to positively impact the second half of 2019. We also launched two important go-to-market changes in North America. In January, we announced a partnership with Arrow Electronics and moved to a two-tier channel structure. Arrow enables a community of more than 3,000 channel partners and through this new partnership, we will focus on recruiting security centric VARs and working together on sales and technical enablement, joint business planning and marketing to find new opportunities. In Q1, we were focused on ramping activities with Arrow and while it is still early, we are encouraged by our initial progress, which included adding nine new security focused VARs in the quarter. We also formed a new engagement with Televerde to help us expand our lead-gen efforts in North America. This program also went into effect in Q1 and we expect to see the impact of both of these new relationships as we progress throughout the year. ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 13| Page

While we have already completed a lot of the heavy lifting in our sales transformation, we believe we are half-way through a two-year journey as our new sales leaders and their teams continue to ramp, build new customer relationships and drive pipeline and revenue conversion. Approximately 29 percent of our global sales team has been on board less than three full quarters. The Latin America region is the furthest along in their transformation and you can see our progress in their revenue growth and sales productivity metrics. Whereas, North America and Europe are still in the early innings with close to 40 percent of the combined sales team on board less than three full quarters. As we continue to progress through this evolution, the key metrics we are using to measure our success are: • New customers, which grew to 177 in Q1. In addition to the number of new logos, we were also pleased with the quality and future expansion opportunities represented within these new customers. • Pipeline of security opportunities, which grew over 20 percent year-over-year. • And we are also closely monitoring our sales productivity, which decreased slightly in Q1. In aggregate, this metric can fluctuate from quarter to quarter depending on seasonality, the concentration of large deals and the percentage of new sales hires in the quarter, but overall we expect it to trend upward as we progress through the year. ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 13| Page

We are building a strong funnel of opportunities for our security, 5G and multi-cloud solutions and our technology vision and differentiated platform is resonating with customers. In addition to the 5G win Lee shared, I will highlight a few recent customer engagements: • We secured a large win with a mobile provider in the U.S., where we refreshed a portion of their ThunderADC installed based and expanded our footprint by replacing an incumbent vendor with our ThunderSSLi solution. • We also gained a foothold with a large mobile carrier in India with our Thunder CGN solution. A key differentiator cementing this new customer engagement was the tight integration with our partner Ericsson, who put forth a complete packet core solution with A10 providing the carrier-grade NAT component. We believe there is opportunity to expand our sales to this customer overtime, especially as they consider their options for 5G. • We also secured a new customer in Canada that provides IT services to government agencies. This customer selected A10’s SSLi solution for large-scale decryption to help harden their security perimeter. This win involved a lengthy RFP process where we were up against a number of competitors. I would like to thank our partner and our team for their collaboration and hard work to bring phase one of this deal to close. • And lastly, with a leading provider in Japan, we secured a large ThunderTPS win as we grow our footprint with this important customer and continue to replace the incumbent DDoS vendor with our high-performance solution. ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 15 | Page

Overall, we are seeing results from our go-to-market transformation including a growing pipeline of large deals, but we also recognize we have work ahead to ramp and enable our teams and new partners in order to capitalize on the fast growing areas of our market. Our product portfolio is strong, our win rate remains high and we are committed to innovating and refining our go-to-market engine. We have a very clear vision, a line of sight to what we can accomplish this year and our team is energized about the market opportunity for our solutions. With that, I’d like to turn the call over to Tom to review the details of our first quarter financial performance and second quarter guidance. Tom? ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 16 | Page

ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 17 | Page

Tom Constantino, CFO Thank you Chris. First quarter revenue increased 2 percent year-over-year to 50.3 million dollars, compared with 49.2 million dollars in the same period last year. Deferred revenue was up 1 percent year-over-year, to reach 98.6 million dollars. ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 18 | Page

First quarter product revenue was 28.2 million dollars representing 56 percent of total revenue. Service revenue was 22.1 million dollars, or 44 percent of total revenue. Security product revenue grew 22 percent over last year to reach 34 percent of total product revenue in Q1. ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 19 | Page

Moving to our revenue from a geographic standpoint, for the first quarter revenue from United States decreased 12 percent year-over-year to 18.1 million dollars, compared with 20.7 million dollars in the same period last year. In Japan, revenue was 13.2 million dollars, up modestly at 1 percent year-over- year. Revenue from APAC, excluding Japan, was 8.8 million dollars, up 18 percent year-over-year. In EMEA, revenue was 7.2 million dollars, an increase of 11 percent when compared with 6.5 million dollars last year. Revenue from LATAM in the quarter more than doubled year-over-year to 3.0 million dollars, compared with 1.5 million dollars last year. ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 20 | Page

As a reminder, last quarter we changed the way we disclose our revenue by customer vertical in order to provide more transparency into our exposure to Web Giant and Cloud customer revenue, which was previously primarily accounted for in Enterprise revenue. Service provider revenue in the quarter increased 13 percent year-over-year to 23.8 million dollars. Enterprise revenue in the quarter increased 7 percent year-over-year to reach 22.9 million dollars. Our Web Giant revenue decreased 47 percent year-over-year to 3.7 million in the quarter. As we move beyond revenue, all further metrics discussed on this call are on a non-GAAP basis, unless stated otherwise. ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 21 | Page

We delivered first quarter total gross margin of 76.3 percent, a decrease of 190 basis points from last quarter and 140 basis points from Q1 of last year. First quarter product gross margin was 73.5 percent, compared with 76.8 percent last quarter and 75.2 percent in Q1 of 2018. Our year-over-year decrease in product gross margin was primarily driven by a few select strategic opportunities and inventory write-downs. Services gross margin in the quarter came in at 79.9 percent, compared to 80.9 percent in Q1 of 2018. We ended the quarter with headcount of 834 compared with 860 at the end of last quarter. Non-GAAP operating expenses in Q1 came in at 44.1 million dollars, compared with 45.1 million dollars in the prior quarter. Non-GAAP operating loss was 5.7 million dollars, compared with operating income 3.3 million dollars in the prior quarter. Non-GAAP net loss for the quarter was 7.0 million dollars, or 9 cents per diluted share, compared with a loss of 7.0 million dollars, or a loss of 10 cents per basic share in Q1 of last year. Diluted and basic weighted shares used for computing non-GAAP EPS for the first quarter were approximately 75.2 million shares. Moving to the balance sheet, average days sales outstanding were 80 days, consistent with the prior quarter. At March 31, 2019, we had 122.8 million dollars in total cash and marketable securities, compared with 128.4 million dollars at the end of December. ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 22 | Page

Moving on to our outlook for the second quarter. We currently expect second quarter revenue to be in the range of 51 million to 56 million dollars. We expect gross margin to be in the 76 to 78 percent range and operating expenses to be between 43 million and 44 million dollars. We expect our non-GAAP bottom line results to be between a loss of 8 cents and breakeven on a per share basis using a share count of approximately 76 million fully diluted shares. Operator, you can now open the call up for questions. ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 23 | Page

ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 24 | Page

ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 25 | Page

ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 26 | Page

ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 27 | Page

ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 28 | Page

ATEN – Q1 2019 Financial Results Conference Call – Thursday, Apr. 25, 2019 29 | Page